Table of Contents

As Filed with the Securities and Exchange Commission on December 09, 2022

Registration Number 333-266341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

L A M Y

(Exact name of registrant as specified in its charter)

Wyoming	8200	37-2039216
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

201 Allen Street

Unit 10104

New York City, New York 10002

657-315-8312

lamy@twoplus1.live

(Address and telephone number of registrant's principal executive offices)

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which states explicitly that this registration statement shall thereafter become effective per section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

L A M Y

12,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of Common stock of L A M Y, and no public market exists for the securities being offered. L A M Y is offering for sale a total of 12,000,000 shares of its Common Stock on a “self-underwritten” best effort basis. We will offer the shares at a fixed price of $.01 per share, for the total amount of the offering of $120,000 net. We will offer them for a period not to exceed 270 days from the date of this prospectus; unless extended by our Board of Directors for an additional 90 days.

$0.01 x 12,000,000 = $120,000

There is no minimum number of shares required to be sold by the Company to access the funds. However, there is a projected minimal threshold for the Company to implement its plan of operations. See the "Use of Proceeds" and “Plan of Distribution” sections for additional relevant information.

L A M Y intends to have its common stock listed for quotation on the Over-the-Counter Bulletin Board after the closing of the offering. However, there is presently no public market for our common stock, nor an active trading market for our securities may ever develop. Even if our trading market for our security is established, it may not be sustained. Furthermore, we will require the assistance of a market-maker to apply for quotation; but there is no guarantee that a market-maker will agree to assist us. There is no assurance that we will successfully develop a public market. Our intended trading symbol is LAMY.

L A M Y (Learn About Macrocosm Young) is a development stage start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment, as any investment in the shares offered herein involves a high degree of risk.

YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE BUYING ANY SHARES OF L A M Y.

L A M Y qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any State securities division has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING PURCHASE OF THE GIVEN SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated December 9, 2022

L A M Y

201 Allen St. Unit 10104, New York City, New York, 10002

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements, and related notes that appear elsewhere in this prospectus. In this registration Statement, unless the context otherwise requires, “L A M Y,” “we,” “us,” “our,” or “the Company” refer to L A M Y, a Wyoming corporation.

General Information About Our Company

L A M Y is a development-stage company that was incorporated in Wyoming on January 31, 2022. Its intention is to develop a successful business through provision of financial knowledge and resource management to children and teenagers through an educational platform and, chiefly, an immersive video game called TwoPlus1®. The core subjects of the two are education and advocacy of long-term economical and ecological sustainability. In the wake of the earth’s environmental crisis, our principal objective with the interactive game on the TwoPlus1® platform is to teach the young player how to grow assets while protecting the earth’s environment. However, at this stage, L A M Y does not believe to meet criteria to be an ESG company.

The has been trademarked by the United Kingdom Intellectual Property Office (IPO). The same is being solicited with China’s National Intellectual Property Administration (CNIPA). The Company also plans to protect its trademark through the USPTO.

Our business aims to rely on the defining features of the current techno-commercial moment. This includes social-networking advertising, data collection, re-engagement hacks, user-generated content, and native advertising. L A M Y is particularly homing in on native advertising as a concept of creating ads that are cohesive with the page content. In L A M Y’s business, it is meant to be so assimilated into the design of the ecosystem, and consistent with its game’s behavior, that our consumer would feel the ad belongs there. Currently, however, our website and platform are not fully developed nor operational. L A M Y does not yet have customers or clients.

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Prospective buyers of L A M Y’s shares should read the Report of Independent Registered Public Accounting Firm in the Financial Disclosure section which includes the auditor’s statement that L A M Y has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Also, the Company has accumulated financial loss from inception. In the auditor’s opinion these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. In order to continue as a going concern, the Company will need, among other things, additional capital resources. Please refer to page F-7 for a more comprehensive disclosure on this matter.

L A M Y estimates it requires approximately $30,000 minimum to fund its operations for the next 12 months without having to rely on the related party loans burdened with 10% interest and which are undependable. The Company realized no revenue as of May 31, 2022—the audited year end. Its accumulated deficit since inception through May 31, 2022 was $937. To date the Company raised an aggregate of $500 through a private placement of our common stock to our Director, Mr. Dwight Witmer. Proceeds from the private placement were used toward the working capital. As of May 31, 2022, the Company had $10,107 in cash on hand and relied on loans from Mr. Witmer. As of May 31, 2022, the Company owes Mr. Witmer $25,100 out of which $10,000 stands as unsecured long-term note payable with defined payment terms and 10% simple interest per annum. As of May 31, 2022, the Company accrued interest of $333 over this related party note payable of $10,000. No principal of this loan is due before July 1, 2023. Remaining $15,100 related party loan was provided in exchange of assets which subsequently been converted to promissory note as on September 20, 222 with defined payment terms and 10% simple interest per annum thereof, payable by September 20, 2025. Furthermore, the Company also owes a note payable of $29,000 to a third party against the purchase of property. This note is unsecured and bears 10% simple interest per annum and payable by 26th May, 2024. As of May 31, 2022, interest accrued over this note is $0. The Company’s total current liabilities as of May 31, 2022 are $0, while total liabilities are $54,433.

As of quarter ended August 31, 2022, the Company had $1,786 as cash on hand and relies on loans from its Director of the Company, Mr. Dwight Witmer. As of August 31, 2022, Company’ total assets are $42,000. As of August 31, 2022, the Company owes Mr. Witmer $25,100 out of which $10,000 stands as unsecured long-term note payable with defined payment terms and 10% simple interest per annum. As of August 31, 2022, the Company accrued interest of $583 over this related party note payable of $10,000. No principal of this loan is due before July 1, 2023. Remaining $15,100 related party loan was provided in exchange of assets which subsequently been converted to promissory note as on September 20, 222 with defined payment terms and 10% simple interest per annum thereof. Furthermore, the Company also owes a note payable of $29,000 to a third party against the purchase of property. This note is unsecured and bears 10% simple interest per annum and payable by 26th May, 2024. As of August 31, 2022, interest accrued over this note is $725. The Company’s current liabilities as of August 31, 2022 are $0, while total liabilities are $55,408

Schema depicting the target audience and the business model components of the given project.

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The Offering Information

The following information is a summary of this offering.

Securities Being Offered:	12,000,000 shares of common stock, par value $0.0001

Offering Price per Share:	$0.01

Offering Period:	The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Projected Net Proceeds to Our Company:	$120,000

Intended Use of the Proceeds:	To start up and expand business operations.

Number of Shares Outstanding Before the Offering:	5,000,000

Number of Shares Outstanding After the Offering:	17,000,000 if all shares are sold

Our officer, director, control person or affiliates do not intend to purchase any shares in this offering. See the Plan of Distribution section for additional information directly related to this subsection.

However, the company has not yet generated revenue and it incurred losses since inception. The Company maintains its statutory registered agent’s office at Bizfilings, 1908 Thomes Avenue, Laramie County, Cheyenne, Wyoming.

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SELECTED HISTORICAL FINANCIAL DATA

L A M Y owns business brand, and a number of intellectual properties associated with the brand. Beside the TwoPlus1® educational video game and website, it also owns a Non-Fungible Token, the TwoPlus1® NFT: http://twoplus1nft.pro. As the Company’s client base expands in the future, L A M Y expects this digital asset to grow in exclusivity and demand, and thus liquidity.

L A M Y also owns intangible property including the TwoPlus1® bespoke business plan that articulates the novel mechanisms and L A M Y’s unique business model. It has an exclusive brand design integrated within this business, which elaborates the visual identity of L A M Y’s product-based service. Additionally, L A M Y owns physical property in the form of advanced computer and electronic hardware. They are utilized in the R&D of the Company’s business and development of its educational website and the 3D video game.

The Following financial information summarizes a more complete historical financial information located in the later sections of this prospectus.

Balance Sheet

As of August 31, 2022
Total Assets	$42,000
Total Liabilities	$55,408
Stockholders’ Deficit	$(13,408)

Income Statement

Three months ended August 31, 2022
Revenue	$0
Total Expenses	$12,970
Net Loss	$(12,970)

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense, or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	Trends affecting the Company's financial condition, results of operations or future prospects
•	The Company's business and growth strategies
•	The factors that we expect to contribute to our success and our ability to be successful in the future
•	Our business model and strategy for realizing positive sales result
•	Competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete
•	Expenses
•	Our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
•	The impact of new accounting pronouncements on our financial statements
•	That our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
•	Our market risk exposure and efforts to minimize risk
•	Our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
•	That estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	Expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance. They involve significant risks and uncertainties. Should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	The Company's inability to raise additional funds to support operations and capital expenditures
•	The Company's inability to effectively manage its growth
•	The Company's inability to achieve greater and broader market acceptance in existing and new market segments
•	The Company's inability to successfully compete against existing and future competitors
•	The effects of intense competition that exists in China design industry
•	The economic downturn and its effect on consumer spending
•	The risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
•	The effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
•	The effects of energy price increases on our cost of operations and our revenues
•	Financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry
•	Other factors described elsewhere in this Prospectus, or other reasons.

Again, potential investors are urged to consider such factors carefully. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative. We believe the following are primary material risks existing in this business, which you should consider if you decide to purchase shares in this offering. The potential risks and uncertainties stated below may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of or now consider immaterial that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Financial Condition

Because L A M Y’ auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

L A M Y has not made any profit yet, and its ability to continue operating and developing its business is very dependent on its ability to raise the necessary funds.

The initial success of L A M Y as a profit company is dependent on its ability to obtain financing and generate income. The finances required to develop its initial plans fully cannot be predicted with certainty and may exceed any estimates set forth. This factor raises doubt that it will continue as a going concern. For example, any economic changes on the market of the video game industry or online learning orientated business models, which L A M Y is tapping into, could curb its ability to raise funds. If L A M Y fails to raise the sufficient capital needed, it is unlikely to complete its initial operating plans, in the manner it is being proposed in this prospectus. As a result, it may have to liquidate its business, and investors in L A M Y may lose its money. You should consider these dangers together with L A M Y’s independent registered public accountant's comments on its financial adversities when assessing the risk of investing in L A M Y.

L A M Y’s operating history is minimal.

L A M Y has limited operating history upon which an investor can evaluate its prospects. L A M Y has been registered as a corporation only in the January of this year, making its business activities history extremely short. Such a young business is unlikely to give the potential investor much of a historical basis on which they could decide if investing in its project is a good decision or not. These factors make an investment in the Company’s offering speculative and risky.

L A M Y’s shares have neither liquidity nor a trading platform.

There is presently no public market in our shares, and an active trading market in L A M Y’s securities may not develop or, if set, may not be sustained. L A M Y will have an application filed on its behalf by a market maker for admission to the quotation of its securities on the Over-the-Counter Bulletin Board (“OTC”) after this prospectus is declared effective by the SEC. But there can be no assurance that we will successfully develop a public market or have our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation for L A M Y, including that broker-dealers may decide not to make a market for L A M Y’s shares. There is also a possibility for the shares of L A M Y ending up being a mere thinly traded stock. Which means they might trade irregularly or at low volumes. Investors should be aware of the considerable risks of trading in these low-volume stocks. If trades in L A M Y’s common stock are not quoted on a quotation facility, or if its shares a thinly traded, it may be challenging for investors to find a buyer for their shares in our Company.

L A M Y’s rising corporate debt.

L A M Y has not yet commenced business operations; and not yet realized any revenues. We expect to incur operating losses at least in the 12 months as we incur significant expenses associated with the start-up operations. An investor needs to understand, we cannot guarantee that we will be successful in realizing revenues or achieving and sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of L A M Y’s business, or seeking additional capital through loans or more sales of the Company’s equity securities. Such actions would likely decrease the value of the shares one purchases in this offering.

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Lack of resources would hold L A M Y back from growth and profit.

Our resources to stay in business are not guaranteed. We aim to raise at least $30,000 through this offering, and we have a scheme that should continue keep the business going even with this amount of funds. Although a considerable part of our funding is promised to be buttressed by our Director, Dwight Witmer, this is not a reassurance that L A M Y will continue to have enough resources to remain afloat. Similarly, there is no assurance that we will generate any revenue in the near future before or after the completion of the offering. Again, an investor should keep in mind there is no certainty that L A M Y will ever generate any revenue.

Identifying Risks Related to L A M Y’s Management

The loss of our founder could be detrimental.

Dwight Witmer is vital for L A M Y’s success as a company. L A M Y is currently being built on the ideas, skills and experience of this single individual. And it might or might not continue to be so into the unforeseeable future. If for any reason Mr. Witmer is no longer with the Company, this business entity is likely to either stagnate or even cease to exist. Even if someone else replaces Mr. Witmer, it would likely lessen investors' chances to gain, or slow down, profit.

L A M Y’s management has no experience in running a publicly reporting corporation.

Although our director has a resume fitting to a start-up model disclosed herewith, he has not run a public company before. And although he has expert knowledge within the field of finance, resource management, asset management and various other types of business management activities, he has never fully administered a publicly reporting corporation. While L A M Y’s management understands intricacies of public reporting, its director has not previously engaged in this capacity with financials regulators such as the SEC, FINRA or PCAOB and their rigorous requirements.

Any investor should consider these aspects in the given business when deciding if they should invest in it or not. For instance, upon becoming a public company, L A M Y will be required to comply with the Sarbanes-Oxley Act. Its enactment has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers. The possible personal risk associated with this Act may deter potential candidates to accept additional management positions in our venture when those are needed. This could curtail the Company’s development and it becoming a profitable business.

No independent directors have been appointed in L A M Y.

L A M Y has no independent director nor an independently elected management board. As such, anyone thinking of investing in the Company should know that currently, there are no independent outside directors or existing managers without personal interest in the corporation’s current way of conducting business. Independent outside directors could bring new insights and balance to a team. However, right now, this is not the case and it may or may not be favorable to the potential investor.

The management holds and controls the company's voting securities.

Currently, Dwight Witmer holds 100% of shares in the Company. Even if all the registered shares are sold in this offering, Mr. Witmer will still hold a substantial proportion of the voting securities, in the amount of 29.41% of the Company’s stock. Thus, inevitably, Mr. Witmer will retain a very substantial voting interest in the Company.

Risk associated with L A M Y’ related-party loan with Mr. Witmer.

The Company currently has a related-party loan of $25,100. The terms of the loan are that it is unsecured, with a 10% APR, and it has to be paid off in installments by July 1, 2025. For the Public Company Accounting Oversight Board although related-party transactions, such as those involving directors, executives and their family members, are not necessarily bad, they do raise concerns about possible risks, including misstatement or omission in financial reports. This, as a result, draws additional scrutiny by independent public auditors set by the PCAOB standards. The loan poses a credit risk to the Company through the possibility of a loss resulting from L A M Y’s inability to meet contractual obligations which would be detrimental to the business.

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Risks Related to the Issuers Products and Services

There are a number of possible internal and external factors causing decreased demand for our company's services and products.

Many possible causes could curtail demand for L A M Y's products or services. These factors include our director's ability to perform the planned processes for the business, faulty infrastructure, and unsuccessful marketing initiatives. Furthermore, the industry we are attempting to fill in a gap is narrow and highly competitive. We may fail to attract clients to purchase payable stages of our TwoPlus1 game. The success of our business depends primarily on the number of participants enrolled in our payable service/product. Therefore, our ability to continue to attract individuals and have them pay fees is critical to the continued success and growth of our business. This in turn will depend on the factors such as developing attractive products/services responding to changes in market trends and client demands, expand our geographic reach, manage our growth while maintaining the consistency of our product quality, as well as effectively marketing our programs to a broader base of prospective clients. If we are unable to continue to attract people to subscribe, we may not be able to operate profitably.

The TwoPlus1 could be trumped by existing popular games on the market.

There are existing highly popular games with which L A M Y and its TwoPlus1 game and the digital platform will be in competition. These include the agriculture-simulation social network game FarmVille by Zynga available by Meta/Facebook; the mega popular Minecraft; and now growing Decentraland. The powerful publishers such as Xbox Game Studios among others continuously exercise their monopoly powers and potentially push industry participators such as L A M Y out of business. Additionally, given that the global lockdowns caused by the Covid-19 might be coming to an end, there could be a diminished interest in both online games interests and virtual reality products demand. These factors, should they occur, are likely to impact whether an investor in L A M Y makes or loses money by investing in it – and therefore, an investor should weigh their chances accordingly.

Among the large game publishers in our target industry, such as Mozilla Foundation, Artix Entertainment, LLC and Sony Interactive Entertainment, L A M Y at the start is likely to be an underdog on the given market. Therefore, although we believe in having a certain advantage of inventiveness and pricing, we expect our competitors to try to undermine us. An investor should weigh their chances of making profit when considering investing in our venture among such dominant players.

Currently, our company has neither employees or contractors.

Currently, the Company does not have an active employees or contractors with required technical skills necessary to further develop or complete an elaborate game proposed in our plan. The Company’s success depends substantially on the availability and service continuity of personnel with high game designing skills. If we may not able to identify and retain competitive employees for this, and meet our contract obligations stated in The Video Game Development Agreement, may never be able to develop our product and services we propose, and thus generate revenues or become profitable. As a result, our investors may never be able to liquidate or sell any shares they purchase in this offering.

Currently, our company has neither customers or clients.

At present, L A M Y, with its digital platform TwoPlus1 has neither customers nor clients. Our business venture entirely depends on the number of possible customers and clients interested and willing to obtain our product and services. Should we not attract either of those in a timely manner, our business is likely to fail, and our investors could lose part or all of the funds they have invested in it.

Our brand is not legally protected in the US yet.

The foundation of our business venture is partially based on the intellectual property we own. Although it is in the process of obtaining it, L A M Y does not yet have the legal safeguard in the US of its property in the form of copyright, patent, or trademark protection.

This includes our logo. Also, we will not be able to protect our intellectual property rights worldwide. Should any intellectual property be copied, duplicated, or highjacked, this would be detrimental to our business, and money invested in it could be wasted in legal battle/s shielding our rights.

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Risks Associated with This Offering

The trading in our shares will be regulated by the sec rule 15g-9, which establishes the definition of a “penny stock.” This results in having potentially fewer qualified investors buying our shares, and therefore generating a less liquid market for our stockholders to trade their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934 and the rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets over $5,000,000 or individuals with a net worth above $1,000,000 or with an annual income exceeding $200,000, or $300,000 (jointly with a spouse), or through transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must determine suitability for each purchaser and receive the purchaser's written agreement before the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may make it difficult for investors to resell any shares they may purchase.

L A M Y is selling its stock in this offering without an underwriter and may not sell any shares. Unless we successfully sell at least 25% of the shares, thus attracting $30,000 in funding, we may have to seek alternative financing to implement our business plans or cease this business venture.

This offering is self-underwritten, meaning we are not going to engage the services of an underwriter to sell the shares; we intend to sell these through our sole officer/director. He will offer the shares to family and friends and other acquaintances and business associates. Although our director does not seek to receive a commission from the given process, this should not have a significant positive impact on whether he will raise funds from the sale of the shares offered.

An investor in our shares will incur immediate and substantial dilution of the price they pay for your shares.

Our existing stockholder acquired his 5,000,000 shares at a relatively small cost to himself. Investors in our shares will pay for the shares $0.01 per share. Accordingly, any investment the investor makes in these shares will result in the immediate and substantial dilution of those shares' net tangible book value. Upon completion of the offering, the net tangible book value of the shares in this offering could be as low as ($0.0024) per share, which is by $0.0007 less than what a typical investor would have paid for them.

We will be holding all proceeds from the offering in our company accounts. There is no guarantee that all of the funds used as outlined in the Use of Proceeds section will be effective for developing the business plan described in this prospectus.

All funds received from the sale of shares in this offering will be deposited into L A M Y’s accounts. We intend to use the proceeds raised in this offering as proposed in the use of the proceeds table. The failure of funds used to grow our business effectively could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to fall.

Our director will continue to exercise significant control over our operations, which means as minority shareholders, our investors would have no control over certain matters requiring stockholder approval. This factor could affect one's ability to resell L A M Y’s shares bought in this offering.

After completing this offering, our Director, Dwight Witmer, will own 29.41% of L A M Y's stock if all offered shares are sold. If fewer than the maximum shares of the offering are sold, his percentage ownership will be even higher. This will significantly influence the outcome of all corporate decisions, including the election of directors, approval of significant corporate transactions, changes in company control, or other matters that could affect shareholders' ability to resell their shares. Moreover, Mr. Witmer’s interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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Financial industry regulatory authority (“FINRA”) sales practice requirements may also limit L A M Y’s shareholders' ability to buy and sell their common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Before recommending inexpensive speculative securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit one's ability to buy and sell our shares, harm the market for our shares, and thereby reduce our share price.

L A M Y will incur ongoing costs and expenses for SEC public reporting and compliance; without enough cash, it may not remain in compliance, making it difficult for investors to sell their shares, if at all.

L A M Y’s business plan allows for this registration statement's estimated cost to be paid from our cash on hand. L A M Y plans to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. As mentioned, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. For L A M Y to remain in compliance with the regulators, it will require future revenues to cover the cost of these filings, which could comprise a substantial portion of the Company's available cash resources. If L A M Y cannot generate sufficient revenues to remain in compliance, it may be difficult to sell any shares one may purchase from the Company.

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USE OF PROCEEDS

If all the shares are sold in this offering the gross proceeds will amount to $120,000. We expect to disburse the proceeds from this offering in the manner as set in the table below. The table shows the intended use of proceeds assuming that 25%, 50%, 75% or 100%, of the shares in this Offering are sold.

Budgeting

The expenditure is calculated based on four possible scenarios of the capital raised in the offering:

Please refer to the Plan of Operations section for the more detailed expenditure tables.

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Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering or the business development effort to proceed. However, the lowest version of the funding scenario may not allow our plan of operations to be executed without relying upon the additional financing from our Director. Dwight Witmer, our director, has agreed to loan the Company the start-up capital necessary to cover possible shortfalls in our funding. The Company does not intend to use a portion of the net proceeds to repay these loans from related party that currently stand at $25,100, out of which $10,000 loan bears an interest of 10% APR, is unsecured and it is due to be paid off in full by July 1, 2025. While remaining $15,100 loan is unsecured, bears an interest of 10% APR and due to be paid off in 3 installments by September 20, 2025, starting September 20, 2023.

Except for fixed costs, the amounts actually spent by us for any specific purpose are likely to vary and will depend on numerous factors. Non-fixed cost, marketing, and general and administrative costs may vary depending on the business progress and development efforts, general business conditions, and advertising success. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs. An example of changes to this spending allocation for non-fixed costs includes our management deciding to spend less of the allotment on software development and more on marketing.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the minimum amount of money we would need to implement our business plans. Accordingly, the offering price does indicate the actual value of our securities.

DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrarily determined price of the shares being offered. Dilution of the value of the shares an investor purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our Director for his shares. Our director acquired his 5,000,000 shares in L A M Y at a price of $0.0001. Assuming the entire sale of the stock in the offering, there will be up to 17,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Dilution Table

Percentage of funding	100%	75%	50%	25%
Amount of new funding	$120,000	$90,000	$60,000	$30,000
Offering price	$0.01	$0.01	$0.01	$0.01
Outstanding Shares after offering	17,000,000	14,000,000	11,000,000	8,000,000
Net tangible book value per share before offering	-$0.0059	-$0.0059	-$0.0059	-$0.0059
Increase in book value per share after offering	$0.0112	$0.0102	$0.0087	$0.006
Net tangible book value per share after offering	$0.0052	$0.0043	$0.0028	$0.0001
Immediate Dilution per Share to New Investors	$0.0047	$0.0057	$0.0072	$0.0099
Dilution as percentage	47%	57%	72%	99%

SELLING SECURITY HOLDERS

None of the securities to be registered are to be offered for the account of security holders.

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PLAN OF DISTRIBUTION

Self-underwritten Offering

This is a self-underwritten offering. This prospectus is part of a disclosure that permits Dwight Witmer to sell the shares on behalf of the Company directly to the public.

No commission or other remuneration will be payable to him for the Shares he sells in the offering.

There are no plans or arrangements to enter into any contracts or agreements to sell L A M Y’s shares with a broker or dealer. Dwight Witmer, our Director, intends to offer the shares to friends, family members, and business associates. In offering the securities on the Company’s behalf, Mr. Witmer is guided by The Rule 3a4-1 Safe Harbour of the Securities Exchange Act of 1934, that states the associated person must not be compensated in connection with the sale of the issuer's securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

Mr. Witmer will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a)	Our officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
b)	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c)	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
d)	Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he
(A)	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and
(B)	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and
(C)	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Dwight Witmer, our sole officer/director, control person, and affiliate of the same does not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus is deemed effective, and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

This is a “best-effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

Procedures and Requirements for Subscription

If an investor decides to subscribe for any shares in this offering, they will be required to execute a Subscription Agreement and tender it, together with a check, wire, or other means of money transfer.  All payments should be made to L A M Y.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, at a par value of $0.0001 per share. The holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board of Directors;
(ii)	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii)	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they choose so, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to any stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. Our present intention is not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

The experts or counsel described below have not been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception through May 31, 2022, have been audited by BF Borgers CPA PC. We include the financial statements in reliance on their report, given upon their authority as licensed experts in accounting and auditing.

Attorney at law Robert J. Zepfel, of HADDAN & ZEPFEL, LLP., has formerly opined the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering

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DESCRIPTION OF BUSINESS

L A M Y’s primary business activity will consist of selling subscriptions to a game-based learning solution called TwoPlus1®.

The TwoPlus1® business venture and eco project were born out of the desire to teach about environmental sustainability, reduction of waste, by using ecologically friendly products and supporting environment adaptation strategies through informed economic decisions.

L A M Y will convey this business project through a new socio-economic themed game model. In the game, the player/s has to utilize innovative economic strategies, science, and technology toward social betterment. The main goal in the game is, while growing personal resources, to achieve a sustainable civilization of abundance for all within the Erth’s ecosystem.

L A M Y is essentially launching an interactive, educational online ecosystem delivered through a game-like environment. Through various exercises, tasks, missions and rewards, it pushes the participant to overcome artificial barriers to planetary wellbeing. Within the TwoPlus1® virtual world environment, the player’s avatar, Scholar, navigates life’s financial obstacles and pitfalls within the fragile ‘Erth’s’ habitat. Patience, wise and prudent decision-making, good management of renewable resources, and correct calculations contribute to earning ‘harmony coins’, progression, and increased utilitarian knowledge.

Our educational product will also work as a high-efficiency budgeting tool for children and adolescents. In a virtual world environment, the player’s avatar is taught the principles of Environmental Social Governance. The immersive ecosystem of the planet Erth will be depicted through the latest graphics and highly elaborate music and sounds, thus expanding the user experience.

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Effectively, our product will offer training in the primary and advanced principles of budgeting. The game, among other, invites Scholar to find a balance between immediate capital gain and long-term benefits.

Project-style tasks are presented to move a player forward. An example of problems that Scholar is challenged with includes the following questions:

What substances destroy the ozone layer in modern modes of production?

What is regenerative organic agriculture?

What is crop rotation?

What is green IT?

Revenue Mechanisms

The user plays the initial stage of the game free of charge to accustomed to the game and their avatar. Assuming the user becomes drawn in, they pay a fee to continue playing and another optional fee to get rid of the ads. A further charge is requested if the player wants to enhance their playing abilities and experience. This is called the ‘Buy a feature’ component. Buying options in a bundle, provides a discount. A special feature in the game will be the ability to purchase virtual real estate.

Product Monetization

Download and start playing - free;

Disable ads - $0.99;

Progression to the advanced part of the game - $0.99;

Free ‘harmony coins’, avatar customization and essential tips - $ 0.99;

Premium account purchase with all three features $ 2.49.

The digital plot of land will cost $1.00 per virtual acre.

In summary, L A M Y will advertise TwoPlus1® as a “free-to-play” game. It will cost nothing to download, but it will grow increasingly complex—and, crucially, more fun—with every additional expenditure. The player will be charged fees for new levels and new features, so it can have ability to progress and gain various assets.

Overall, the platform shall prove to be exciting and inspire an interest in children to learn how to invest ethically and smart. The game will teach the child to make economic decisions not only to serve a personal gain but to simultaneously invest in the wellbeing of people and the planet in general.

Status of Development Efforts of Our Products/Services

L A M Y’s product is at the initial stage of development. L A M Y has purchased full rights for the TwoPlus1® digital platform and the game. This also includes its business plan, its brand, and other associated intellectual property, such as the trademark. However, the TwoPlus1® has neither launched nor fully developed yet. Although we anticipate and plan for a strong brand presence on the world wide web, our marketing and advertising campaigns are yet to be initiated.

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Trends in the Market Demand and Competitive Conditions

L A M Y’s project contributes to the implementation of many modern initiatives of the Global Program for Sustainable Development supported by the World Bank Group. Example of recent posts contributed to the Global Program on Sustainability (GPS) Knowledge Hub: A new Dawn: Rethinking Sovereign ESG, Riding the Wave: Navigating the ESG landscape for Sovereign Debt Managers, Demystifying ESG, Paving Path: Lessons from Chile's Experience as a Sovereign Issuer for Sustainable Actions, Unlocking Private Finance for Nature.

According to a study by the Global Sustainable Investment Alliance, a network of sustainable investment organizations from around the world, as of early 2018, more than $30 trillion of total assets under management were already accounted for taking into account the principles of ESG. In addition, according to the forecast published by Deutsche Bank, further growth of investment in ESG is expected, which by 2030 will exceed the $100 trillion mark.

According to the mordorintelligence.com, the gaming market was valued at USD 198.40 billion in 2021, and it is expected to reach a value of USD 339.95 billion by 2027, registering a CAGR of 8.94% over 2022-2027. Due to nationwide lockdowns implemented because of the COVID-19 pandemic, some people turned to game platforms to pass the time. Thus, these platforms attracted hundreds and thousands of new visitors to online traffic. Recently, video gaming trends experienced a massive surge in players and revenue. In other words, the video gaming industry is booming and the market is incredibly competitive, which forces L A M Y to be highly creative and innovative with its product and service.

Description of our Human Capital Resources

Our human capital resources are not extensive, as L A M Y is currently run by a sole officer/director, who occasionally receives third party informal advice at no or moderate cost. However, his ties to the network of firms and individuals in the target industry, his creative potential, and his qualifications should make up for any shortfall at these beginning stages of the business venture. We believe that our business model of admixing the latest tech creativity can attract new and well-qualified personnel, which would aspire to contribute to growing the business.

Contracts and Agreements

L A M Y currently has Seven (7) formal agreements, which are filed as exhibits to this prospectus:

1. Game Development Agreement

2. Professional Engagement Agreement

3. Property Purchase Agreement 1

4. Property Purchase Agreement 2

5. Employment Agreement

6. Stock Purchase Agreement

7. Loan Agreement

The Employment Agreement is with Mr. Dwight Witmer, will draw a salary of $1.00 per annum in the first twelve months of his employment. Mr. Witmer’s payroll will increase to $1,000 per annum in the following year, and $10,000 annually in the year thereafter.

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Insurance

We currently do not maintain insurance.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Mr. Dwight Witmer.

Emerging Growth Company Status under the JOBS Act

L A M Y qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies.” Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

-	The first fiscal year after its annual revenues exceed $1 billion;
-	The first fiscal year after the fifth anniversary of its IPO;
-	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
-	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

-	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
-	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
-	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
-	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

-	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
-	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “roadshow.”

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Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

-	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
-	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
-	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

The election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

L A M Y’s property consists of physical property held at the Company’s offices, and intangible and intellectual property stored on the company hard drive. The property’s nature and value are referenced in the Financial Report section, beginning at the page F-1.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding, nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board and apply to trade our stock under the ticker symbol LAMY.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
-	contains a description of the broker's or dealer's duties to the customer and of the rights and rules of L A M Y available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
-	toll-free telephone number for inquiries on disciplinary actions;
-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;
-	the compensation of the broker-dealer and its salesperson in the transaction;
-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our Director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited interim financial statements in our quarterly reports filed electronically with the Securities and Exchange Commission. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

Financial Statements

Our fiscal year-end is May 31. In this prospectus we provide financial statements audited by an Independent Registered Public Accounting Firm; going forward we will be providing them in our annual reports and interim reviews. The audited financial statements for the period from inception through May 31, 2022, can be found on page F-1.

Supplementary Financial Information

Disclosure of material quarterly changes is not applicable to our current financial statements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The investor considering investing in our stock should read the following discussion and analysis of our financial condition and results of operations so far, together with our consolidated financial statements and the related notes and other financial information included further forth in this prospectus. Some of the information contained in this discussion and analysis or disclosed elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. The investor should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As we qualify as an “emerging growth company” under the JOBS Act, we are permitted to and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
-	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have decided to select a consistent election regarding compliance with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Results of Operations

From Inception on January 31, 2022 to May 31, 2022

L A M Y have had no operating revenues since our inception on January 01, 2022, through May 31, 2022. Our activities have been financed from the sales of common stock to our sole officer and director for aggregate proceeds of $500 and loan from the director. For the period from January 31, 2022 to May 31, 2022 (fiscal year end), we incurred operating expenses of $937, comprising of $937 of general & administrative expenses consisting of incorporation cost and professional fee.

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For three-month ended August 31, 2022

L A M Y have had no operating revenue for the three-month ended August 31, 2022. Our activities have been financed through loan from the director. For the three-month ended August 31, 2022, we incurred operating expenses of $12,970, comprising of $12,970 of general and administrative expenses consisting of legal & professional fee of $8,064, depreciation $1,258, amortization $2,417 and other general & administrative $1,231.

Working Capital

August 31,	May 31,
	2022	2022
Current Assets	$1,786	$10,107
Current Liabilities	–	–
Working Capital	$1,786	$10,107

Liquidity and Capital Resource

Our cash balance was $1,786 & $10,107 as of August 31, 2022 & May 31, 2022, and a working capital surplus of $1,786 & $10,107 as of August 31, 2022 & May 31, 2022 respectively. Yet our current cash balance is clearly not sufficient to fund our operations for an extensive period of time. We have been utilizing and may utilize funds from our Director, who has informally agreed to advance funds to pay for the offering costs, filing fees, and professional fees. Given the aforesaid, and predicted with reservations, the minimum period of time that the Company will be able to conduct its planned operations using currently available resources is estimated to be now at less than 12 months.

As of August 31, 2022 & May 31, 2022 L A M Y owned TwoPlus1® intellectual property in the net value of $ 26,453 and $28,870 respectively. The Company also owns physical assets net valued at $13,761 and $15,019 as of August 31, 2022 and May 31, 2022 respectively. The purchase agreements for these properties are filed as exhibits to this Registration Statement.

As of August 31, 2022 & May 31, 2022, Dwight Witmer advanced $10,000 in cash & $15,100 in form of assets for company setup expenses and operating working capital. Our Director, although currently has an interest to do so, has no formal further commitment, arrangement, or legal obligation to advance or loan funds to the Company. In order to implement our next 12 month plan of operations, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After the twelve-month period, we may need additional financing. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. The nature of the efforts to complete the development of the Company includes raising capital; workforce assembly, R & D; refining conceptualization and design; completion of the platform’s architecture—completion of the game and the website platform and its payment features. The timing to complete the development of the first operating version is estimated to be Q1 of 2024. The most conservative estimated cost from the end of the offering is $30,000, while the largest estimated budget is $120,000. The costs incurred to date stands at $53,996 as of May 31, 2022. The anticipated completion date is the Q1 2024. The period in which material net cash inflows are expected to commence is Q1 2024.

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Long-term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. Our full business plan includes activities described in the Plan of Operations tables below.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to cover our expenses. This is because we have not generated revenues and no revenue is anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations through the utilization of the funds as scheduled below:

Plan of Operations

Four financial forecast versions

Proceeds and losses for 1 year (USD) - Lowest Forecast

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Proceeds and losses for 1 year (USD) - Modest Forecast

Proceeds and losses for 1 year (USD) - Probable Forecast

Month	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	90 000	82 500	75 000	67 500	60 000	52 500	45 000	37 500	30 000	22 500	15 000	7 500	90 000
Expenditure	7 500	7 500	7 500	7 500	7 500	7 500	7 500	7 500	7 500	7 500	7 500	7 500	90 000
Public reporting	1 500	1 500	1 500	1 500	1 500	1 500	1 500	1 500	1 500	1 500	1 500	1 500	18 000
Digital product development	2 500	2 500	2 500	2 500	2 500	2 500	2 500	2 500	2 500	2 500	2 500	2 500	30 000
Software development	600	600	600	600	600	600	600	600	600	600	600	600	7 200
Marketing and advertising	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Wages	600	600	600	600	600	600	600	600	600	600	600	600	7 200
ESG specialist	600	600	600	600	600	600	600	600	600	600	600	600	7 200
Pedagogue	500	500	500	500	500	500	500	500	500	500	500	500	6 000
R & D	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Technical recording	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Cash flow	82 500	75 000	67 500	60 000	52 500	45 000	37 500	30 000	22 500	15 000	7 500	0	0

25

Proceeds and losses for 1 year (USD) - Optimal Forecast

Month	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	120 000	110 000	100 000	90 000	80 000	70 000	60 000	50 000	40 000	30 000	20 000	10 000	120 000
Expenditure	10 000	10 000	10 000	10 000	10 000	10 000	10 000	10 000	10 000	10 000	10 000	10 000	120 000
Public reporting	2 000	2 000	2 000	2 000	2 000	2 000	2 000	2 000	2 000	2 000	2 000	2 000	24 000
Digital product development	2 800	2 800	2 800	2 800	2 800	2 800	2 800	2 800	2 800	2 800	2 800	2 800	33 600
Software development	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	14 400
Marketing and advertising	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	14 400
Wages	600	600	600	600	600	600	600	600	600	600	600	600	7 200
ESG specialist	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Pedagogue	700	700	700	700	700	700	700	700	700	700	700	700	8 400
R & D	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Technical recording	300	300	300	300	300	300	300	300	300	300	300	300	3 600
Syllabus specialist	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Cash flow	110 000	100 000	90 000	80 000	70 000	60 000	50 000	40 000	30 000	20 000	10 000	0	0

The Video Game Development Agreement filed as Exhibit 10.1 details that L A M Y will have a game developer, Emile Lawrence, on a salary of $2,000 per month, starting in January of 2023. Funds for this expense have been allocated under the ‘Digital product development’ budget in all four tables. The Company also has a Professional Engagement Agreement with TruePenny Property Consultants Ltd., requiring the Company to pay this consultant $44,000 per year. The engagement of the given consultant starts on January 2, 2024, which is beyond our budgeting period above. The agreement and its amendment are being filed alongside L A M Y’s Registration Statement.

No guarantee can be given that when we carry out any of the planned operations, we will remain afloat. If we are unable to successfully implement our plans, we may use up the proceeds from this offering faster than anticipated and will be in need of additional funding sources. At the present time, we have not made any arrangements to raise significant amount of cash other than through this offering.

However, even if we raise only $30,000 from this offering, we expect it should keep us afloat for at least a year. Nevertheless, we may still need more funds for business operations thereafter; thus, we would have to revert to obtaining additional funds. If we need additional capital and cannot raise it, we will either have to suspend operations until we do raise it, or we will cease operations entirely.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Beside from a going concern qualification on the Company’s financial statements for the fiscal year ended May 31, 2022, the report of our auditor on the audited financial statements of the Company for the fiscal year ended May 31, 2022, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

26

During the fiscal years ended May 31, 2022, the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office.

Our founder’s educational background, experience, and qualifications make us believe that he is very well qualified for the directorship of our company.

The name, address, age, and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Dwight Witmer	43	Director, CEO and CFO
10 Sextons House, Bardsley Ln. London SE10 9RQ, U.K.

Dwight Witmer has been holding the above-stated positions since the inception of the Company and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Witmer is currently the sole officer and control person of L A M Y.

Professional Background Information About our Director

QUALIFICATIONS

· Diploma in Financial Planning – SPS Attained

· Financial Planning Certificate 1, 2 & 3

· JO1 (Taxation)

· JO2 (Trusts)

· JO4 (Pension Funding)

· JO5 (Pension Income)

· SV1 (Savings & Investments)

· CF7 (Lifetime Mortgages)

· CF8 (Long Term Care Planning)

· HR1 (Home Reversion Plans)

· Mortgage Advice Qualification (MAQ)

· Diploma for Secondary Higher Education (A Level equivalent)

Graduated with Honours

· University of Cambridge, Certificate for Proficiency in English

Grade A

· State of Belgium, Advanced Diploma for English

Grade A

27

PROFESSIONAL EXPERIENCE

Company	Financial Advice Boutique

Dates	January 2014 – To Present

Occupation / Position Held	Independent Financial Adviser – Sustainable Finance - Director

Duties	Providing tailored independent financial planning and financing advice to individuals and small businesses, underpinned by social and environmental values.

Business Sector	Directly Authorized Independent Financial Adviser Firm

Company	Fairey Associates

Dates	April 2011 – August 2013

Occupation / Position Held	Independent Financial Adviser – Ethical Finance

Company	Positive Solutions

Dates	August 2009 – December 2010

Occupation / Position Held	Independent Financial Adviser

Company	St James’ Place Wealth Management

Dates	January 2007 – August 2009

Occupation / Position Held	Associate Partner

Company	Bates Millfield

Dates	September 2004 – December 2006

Occupation/Position Held	Independent Financial Adviser

Company	Faber Callidus - Zurich Advice Network

Dates	September 2003 – August 2004

Occupation/ Position Held	Trainee Financial Adviser

Languages: English, Dutch, French, Spanish and German

28

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors, and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners comply within a timely fashion.

EXECUTIVE COMPENSATION

Currently Mr. Witmer does not draw salary from the Company. There is no planned or non-planed compensation awarded to, earned by, or paid to the named executive officer. This is likely to change in the future, as we may approve a salary when, or if, the Company starts generating revenue. We do not currently have any company benefits, such as health or life insurance available.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Dwight Witmer, Director	2022	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Dwight Witmer	0	0	0	0	0	0	0	0	0

29

Officer Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Dwight Witmer	0	0	0	0	0	0	0

Option Grants
There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value
There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards
There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

If agreed, directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to or accrued to, our director in such capacity yet.

Employment Agreements

There are currently no employment agreements in place.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, (which we cannot guarantee), as well as at 75%, 50%, and 25% levels of sales. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Assuming 100% of shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Dwight Witmer	5,000,000	17,000,000	100%	29.41%
10 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	5,000,000	100%	29.41%

30

Assuming 75% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Dwight Witmer	5,000,000	14,000,000	100%	35.71%
410 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	14,000,000	100%	35.71%

Assuming 50% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Dwight Witmer	5,000,000	11,000,000	100%	45.45%
10 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	11,000,000	100%	45.45%

Assuming 25% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Dwight Witmer	5,000,000	8,000,000	100%	62.5%
10 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	8,000,000	100%	62.5%

Future Sales by Existing Stockholders

A total of 5,000,000 shares have been issued to the existing stockholder, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company. We are not a shell company, but rather a start-up company, as we have a definite business plan and have undertaken substantial business activities such as to engage with our suppliers and potential customers – which two formal agreements with of our clients demonstrate.

31

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Our sole officer/director, Dwight Witmer, has purchased 5,000,000 shares of the company’s common stock, valued at 0.0001 per share, for the amount of $500.

As of August 31, 2022 and May 31, 2022, the Company owes Mr. Witmer $25,100 out of which $10,000 stands as unsecured long-term note payable with defined payment terms and 10% simple interest per annum. As of August 31, 2022 and May 31, 2022, company accrue interest of $583 and $333 over this related party note payable of $10,000 respectively. No principal of this loan is due before July 1, 2023. Remaining $15,100 related party loan was originally provided in exchange of assets which subsequently been converted to promissory note as on September 20, 2022 with defined payment terms and 10% simple interest per annum and due to be paid off in three installments starting September 20, 2023, payable by September 20, 2025.

Related Party Transaction Policies and Procedures

POLICY

It is the policy of the Board of Directors (the “Board”) of L A M Y (the “Company”) that all Related Party Transactions, as that term is defined in this policy, shall be subject to review in accordance with the procedures set forth below. The Board has determined that the Audit Committee (the “Committee”) is best suited to review all Related Party Transactions. The Company is currently in the process of forming an audit committee with a particular role to act independently from the executive, and to ensure that the interests of shareholders are properly protected in relation to financial reporting and internal control.

PROCEDURES

The Committee shall review the material facts of all Related Party Transactions and may also approve or disapprove of the entry into the Related Party Transaction. Where advance Committee review of a Related Party Transaction is not feasible or has otherwise not been obtained, then the Related Party Transaction shall be reviewed subsequently by the Committee (and such transaction may be ratified subsequently by the Committee). The Committee may also disapprove of a previously entered into Related Party Transaction and may require that management of the Company take all reasonable efforts to terminate, unwind, cancel or annul the Related Party Transaction. In connection with its review of a Related Party Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no equal to the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the Related Party Transaction.

Management shall present to the Audit Committee the following information, to the extent relevant, with respect to actual or potential Related Party Transactions:

1. A general description of the transaction(s), including the material terms and conditions.

2. The name of the Related Party and the basis on which such person or entity is a Related Party.

3. The Related Party’s interest in the transaction(s), including the Related Party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s).

4. The dollar value of the transaction(s), and the dollar value of the Related Party’s interest in the transaction(s) without regard to amount of profit or loss.

5. In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made.

6. In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness.

7. Any other material information regarding the transaction(s) or the Related Party’s interest in the transaction(s).

32

Each director who is a Related Party with respect to a particular Related Party Transaction shall disclose all material information to the Committee concerning such Related Party Transaction and his or her interest in such transaction. The Audit Committee or the Board of Directors may recommend the creation of a special committee to review any Related Party Transaction.

This Policy is intended to augment and work in conjunction with other Company policies having any code of conduct, code of ethics and/or conflict of interest provisions.

Definitions

A “Related Party Transaction” is any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

(a)	any aggregate amount involved since the beginning of the Company’s last completed fiscal year,

(b)	the Company or any of its subsidiaries is a participant, and

(c)	any Related Party has or will have a direct or indirect interest.

A “Related Party” is any:

(a)	person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director,

(b)	greater than 5% beneficial owner of the Company’s common stock, or

(c)	Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

33

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act. Such reports, proxy statements, this registration statement, and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

34

L A M  Y

CONDENSED FINANCIAL STATEMENT (RESTATED)

FOR THE YEAR ENDED May 31, 2022

L A M  Y

CONDENSED UNAUDITED FINANCIAL STATEMENT

FOR THE QUARTER ENDED AUGUST 31, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of LAMY

Opinion on the Financial Statements

We have audited the accompanying balance sheet of LAMY (the “Company”) as of May 31, 2022, the related statement of operations, stockholders' equity (deficit), and cash flows for the period January 31, 2022 (Inception) through May 31, 2022 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2022, and the results of its operations and its cash flows for the period January 31, 2022 (Inception) through May 31, 2022, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2022

Lakewood, CO

July 27, 2022

F-2

LAMY.

BALANCE SHEET

MAY 31, 2022
ASSETS
Current Assets
Cash & cash equivalents	$10,107
Total current assets	$10,107
Intangibles (net)	$28,870
Non-Current assets
Equipment (net)	$15,019
Total non-Current assets	$15,019
TOTAL ASSETS	$53,996

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$–
Total current liabilities	$–
Non-Current Liabilities
Loan from related party	$15,100
Note Payable - related parties	$10,000
Note Payable - others	$29,000
Accrued Interest	$333
Total non-current liabilities	$54,433
Total Liabilities	$54,433

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 100,000,000 shares authorized; 5,000,000 shares issued and outstanding	500
Additional Paid-In-Capital	0
Accumulated Deficit	(937)
Total Stockholders’ equity (deficit)	$(437)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$53,996

The accompanying notes are an integral part of these financial statements.

F-3

LAMY.

STATEMENTS OF OPERATIONS

For the period from January 31, 2022 to May 31, 2022
Revenue	–
Cost of revenue	–
Gross Profit	$–

Operating Expenses
General and administrative expenses	937
Total Operating expenses	(937)
Income (Loss) before provision for income taxes	(937)

Provision for income taxes	0

Net income (loss)	$(937)

Income (loss) per common share:
Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	1,630,137

The accompanying notes are an integral part of these financial statements.

F-4

LAMY

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM JANUARY 31, 2022 TO MAY 31, 2022

	Number of Common Shares	Amount	Additional Paid-In-Capital	Deficit accumulated	Total
Balance at January 31, 2022	0	$0	$–	0	0
Shares issued at $0.0001	5,000,000	500	–	–	500
Net loss	–	–	–	(937)	(937)
Balances as of May 31, 2022	5,000,000	500	$–	(937)	(437)

The accompanying notes are an integral part of these financial statements.

F-5

LAMY

STATEMENTS OF CASH FLOWS (RESTATED)

For the period from January 31, 2022 to May 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(937)
Adjustment as of non-cash items;
Depreciation	81
Amortization	130
Changes in operating assets and liabilities	0
Net cash provided by (used in) Operating activities	(726)

Net cash provided by (used in) Investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	500
Proceeds from note payable – related party	10,000
Accrued Interest	333
Net cash provided by Financing activities	10,833
Increase (decrease) in cash and equivalents	10,107
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$10,107
Supplemental cash flow information:
Cash paid for:
Interest	$–
Taxes	$–
Non-cash investing and financing activities
Proceeds of loan from related party in exchange of asset	$15,100
Proceeds from note payable against acquisition of intangibles	$29,000

The accompanying notes are an integral part of these financial statements.

F-6

LAMY

NOTES TO THE FINANCIAL STATEMENTS (RESTATED)

FOR THE PERIOD FROM JANUARY 31, 2022 TO MAY 31, 2022

NOTE 1 – ORGANIZATION AND BUSINESS

LAMY. (the “Company”) is a corporation established under the corporation laws in the State of Wyoming on January 31, 2022. Company intends to develop a successful business through provision of financial knowledge and resource management to the youngsters through an educational platform and, chiefly, an immersive video game called TwoPlus1®.

The Company has adopted May 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of May 31, 2022 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (January 31, 2022) to May 31, 2022 of $937. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-7

Stock-Based Compensation

As of May 31, 2022, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2022.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments as either they do not have any active market or are short term in nature and therefore their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services. Previously we recorded revenue based on ASC Topic 605. Adoption of new accounting standard did not have any material impact on our reported revenue.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

F-8

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 3 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 4 – EQUIPMENT (NET)

Company acquired equipment as on May 25, 2022 for $15,100.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years.

For the year ended May 31, 2022 the company recorded $81 in depreciation expense. From inception (January 31, 2022) through May 31, 2022 the company has recorded a total of $81 in depreciation expense.

NOTE 5 – INTANGIBLE ASSETS

Company acquired intangibles as on May 26, 2022 and consist of Videogame platform and related property rights of $29,000.  The Company amortize its intangibles using straight-line depreciation over the estimated useful life of 3 years.

For the year ended May 31, 2022 the company recorded $130 in amortization expense. From inception (January 31, 2022) through May 31, 2022 the company has recorded a total of $130 in amortization expense.

NOTE 6 – CAPITAL STOCK

The Company has 100,000,000 shares of common stock authorized with a par value of $0.0001 per share.

In February 2022, the Company issued 5,000,000 shares of its common stock at $0.0001 per share for total proceeds of $500.

As of May 31, 2022, the Company had 5,000,000 shares issued and outstanding.

F-9

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities.

Since inception (January 31, 2022) through May 31, 2022, the Company’s sole officer and director loaned the Company $15,100 in exchange for assets. This loan is unsecured, interest free and is fully payable by September 20, 2025.

As on February 01, 2022, the Company’s sole officer and director loaned the Company $10,000 as a long-term unsecured loan with 10% simple interest per annum. This loan is payable in three installments as per following agreed schedule:

1st installment: $3,000.00 on or before July 1, 2023,

2nd installment: $3,000.00 on or before July 1, 2024,

3rd installment: $4,000.00 on or before July 1, 2025,

The interest amount is expected to be at $3,000; due with the final payment thereto.

As of May 31, 2022, interest accrued on this loan was $333.

As of May 31, 2022, the total principal amount outstanding to related party was $25,100 while accrued interest is $333.

As of May 31, 2022, aggregate future principal payments to the related party are as follow;

Year ended May 31, 2023	0
Year ended May 31, 2024	3,000
Year ended May 31, 2025	18,100
Year ended May 31, 2026	4,000
Thereafter	0

NOTE 8 – NOTE PAYABLE – OTHERS

As of May 26, 2022, Company owes a note payable of $29,000 to a third party (Smarty Pants, LLC) against the purchase of an intangible property. This note is unsecured, bear 10% simple interest per annum and fully payable by 26th May, 2024. As of May 31, 2022, interest accrued over this note is $0.

As of May 31, 2022, aggregate future principal payments for this debt are as follow;

Year ended May 31, 2023	0
Year ended May 31, 2024	29,000
Thereafter	0

F-10

NOTE 9 – COMMITMENTS & CONTINGENCIES

As of May 31, 2022, following table summarizes our aggregate principal contractual commitments, excluding contracts or agreements that support normal operations:

	Year Ended May 31,
Capital Commitments	2023	2024	2025	2026	2027
Payment to related party against related party loans	$0	$3,000	$18,100	$4,000	$0
Payment to others against note payable	0	29,000	0	0	0
Payment against video game development	10,000	24,000	24,000	14,000	0
Payment against professional engagement agreement (TruePenny Property Consultants Ltd)	0	44,000	44,000	44,000	44,000
Total	$10,000	$100,000	$86,100	$62,000	$44,000

NOTE 10- INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended May 31, 2022 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(197)
Change in valuation allowance	197
$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at May 31, 2022 are as follows:

Deferred tax assets:
Net operating loss	$(197)
Valuation allowance	197
$–

The Company has approximately $937 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 11- SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date these financial statements were issued and has determined that there are no items to disclose.

F-11

L A M Y

BALANCE SHEETS

	August 31, 2022 (Unaudited)	May 31, 2022 (Audited)
ASSETS
Current Assets
Cash & cash equivalents	$1,786	$10,107
Total current assets	$1,786	$10,107

Intangibles (net)	$26,453	$28,870
Non-Current assets
Equipment (net)	$13,761	$15,019
Total non-Current assets	$13,761	$15,019
TOTAL ASSETS	$42,000	$53,996

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$–	$–
Total current liabilities	$–	$–
Non-Current Liabilities
Loans from related parties	$15,100	$15,100
Note payable – related party	$10,000	$10,000
Note payable – others	$29,000	$29,000
Accrued Interest	$1,308	$333
Total non-current liabilities	$55,408	$54,433
Total Liabilities	$55,408	$54,433

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 100,000,000 shares authorized; 5,000,000 shares issued and outstanding as of August 31, 2022 & May 31, 2022	500	500
Additional Paid-In-Capital	0	0
Accumulated Deficit	(13,908)	(937)
Total Stockholders’ equity (deficit)	$(13,408)	$(437)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$42,000	$53,996

The accompanying notes are an integral part of these financial statements.

F-12

L A M Y

STATEMENTS OF OPERATIONS

(UNAUDITED)

Three Months Ended August 31, 2022

Revenue	$–
Gross Profit	$–

Operating Expenses
General and administrative expenses	12,970
Total Operating expenses	(12,970)

Other Income	–
Income (Loss) before provision for income taxes	(12,970)

Provision for income taxes	–

Net income (loss)	$(12,970)

Income (loss) per common share:
Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	5,000,000

The accompanying notes are an integral part of these financial statements.

F-13

L A M Y

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FROM JANUARY 31, 2022 TO MAY 31, 2022 (AUDITED)

& FOR THREE MONTHS ENDED AUGUST 31, 2022 (UNAUDITED)

	Number of Common Shares	Amount	Additional Paid-In-Capital	Deficit accumulated	Total
Balance at January 31, 2022	–	$–	$–	0	0
Shares issued at $0.0001	5,000,000	500	–	–	500

Net loss	–	–	–	(937)	(937)
Balances as of May 31, 2022	5,000,000	500	$–	(937)	(437)

Net loss for three months ended	–	–	–	(12,970)	(12,970)
Balances as of August 31, 2022	5,000,000	500	$–	(13,908)	(13,408)

The accompanying notes are an integral part of these financial statements.

F-14

L A M Y

STATEMENTS OF CASH FLOWS (UNAUDITED)

Three Months Ended August 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,970)
Adjustment as of non-cash items;
Depreciation	1,258
Amortization	2,416
Changes in operating assets and liabilities
Increase in accrued expenses	–
Net cash provided by (used in) Operating activities	(9,296)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) Investing activities	–
–
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	–
Proceeds of loan from shareholder	–
Increase in interest accrued	975
Net cash provided by Financing activities	975
Increase (decrease) in cash and equivalents	(8,321)
Cash and equivalents at beginning of the period	10,107
Cash and equivalents at end of the period	$1,786
Supplemental cash flow information:
Cash paid for:
Interest	$–
Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-15

L A M Y

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THREE MONTHS ENDED AUGUST 31, 2022

NOTE 1 – ORGANIZATION AND BUSINESS

LAMY. (the “Company”) is a corporation established under the corporation laws in the State of Wyoming on January 31, 2022. Company intends to develop a successful business through provision of financial knowledge and resource management to the youngsters through an educational platform and, chiefly, an immersive video game called TwoPlus1®.

The Company has adopted May 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2022 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (January 31, 2022) to August 31, 2022 of $13,908. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

As of August 31, 2022, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-16

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2022.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments as either they do not have any active market or are short term in nature and therefore their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services. Previously we recorded revenue based on ASC Topic 605. Adoption of new accounting standard did not have any material impact on our reported revenue.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

F-17

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 3 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 4 – EQUIPMENT (NET)

Company acquired equipment as on May 25, 2022 for $15,100.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years.

For the quarter ended August 31, 2022 the company recorded $1,258 in depreciation expense. From inception (January 31, 2022) through August 31, 2022 the company has recorded a total of $1,339 in depreciation expense.

NOTE 5 – INTANGIBLE ASSETS

Company acquired intangibles as on May 26, 2022 and consist of Videogame platform and related property rights of $29,000.  The Company amortize its intangibles using straight-line depreciation over the estimated useful life of 3 years.

For the quarter ended August 31, 2022 the company recorded $2,416 in amortization expense. From inception (January 31, 2022) through August 31, 2022 the company has recorded a total of $2,547 in amortization expense.

NOTE 6 – CAPITAL STOCK

The Company has 100,000,000 shares of common stock authorized with a par value of $0.0001 per share.

In February 2022, the Company issued 5,000,000 shares of its common stock at $0.0001 per share for total proceeds of $500.

As of August 31, 2022, the Company had 5,000,000 shares issued and outstanding.

F-18

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities.

Since inception (January 31, 2022) through August 31, 2022, the Company’s sole officer and director loaned the Company $15,100 in exchange for assets. This loan is unsecured, interest free and is fully payable by September 20, 2025.

As on February 01, 2022, the Company’s sole officer and director loaned the Company $10,000 as a long-term unsecured loan with 10% simple interest per annum. This loan is payable in three installments as per following agreed schedule:

1st installment: $3,000.00 on or before July 1, 2023,

2nd installment: $3,000.00 on or before July 1, 2024,

3rd installment: $4,000.00 on or before July 1, 2025,

The interest amount is expected to be at $3,000; due with the final payment thereto.

As of August 31, 2022, interest accrued on this loan was $583.

As of August 31, 2022, the total principal amount outstanding to related party was $25,100 while accrued interest is $583.

As of August 31, 2022, aggregate future principal payments to the related party in reference to upcoming fiscal years are as follow;

Year ended May 31, 2023	0
Year ended May 31, 2024	3,000
Year ended May 31, 2025	18,100
Year ended May 31, 2026	4,000
Thereafter	0

NOTE 8 – NOTE PAYABLE – OTHERS

As of May 26, 2022, Company owes a note payable of $29,000 to a third party (Smarty Pants, LLC) against the purchase of an intangible property. This note is unsecured, bear 10% simple interest per annum and fully payable by 26th May, 2024. As of August 31, 2022, interest accrued over this note is $725.

As of August 31,2022, aggregate future principal payments for this debt in reference to upcoming fiscal years are as follow;

Year ended May 31, 2023	0
Year ended May 31, 2024	29,000
Thereafter	0

F-19

NOTE 9 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended August 31, 2022 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(2,724)
Change in valuation allowance	2,724
$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at February 28, 2022 are as follows:

Deferred tax assets:
Net operating loss	$(2,724)
Valuation allowance	2,724
$–

The Company has approximately $13,908 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 10 - SUBSEQUENT EVENTS

As on September 20, 2022, company has converted the related party loan of $15,100 to a promissory note bearing an interest of 10% per annum. The Company has evaluated other subsequent events to the date these financial statements were issued and has determined that there are no items to disclose except as mentioned above.

F-20

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$13
Legal and Professional Fees	1,200
Accounting and auditing	5,000
Transfer Agent fees	0
EDGARization	1,000
TOTAL	$7,213

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 1, 2022 the Company issued a total of 5,000,000 shares of common stock to Dwight Witmer for the total sum of $500.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	Bylaws
10.1*	Game Development Agreement
10.2*	Employment Agreement
10.3*	Property Purchase Agreement 1
10.4*	Property Purchase Agreement 2 & Promissory Note
10.5 *	Amendment to Engagement Agreement
10.6*	Loan Agreement & Promissory Note
10.7*	Form of Shareholders Subscription Agreement
10.8 *	Loan Agreement & Promissory Note II
5.1*	Opinion re: Legality
23.1	Consent of Independent Auditor
23.2*	Consent of Counsel (See Exhibit 5.1)
99.1*	Private Placement Subscription Agreement
107*	Filing Fee Table

___________________

*	Previously filed

II-2

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 9, 2022.

L A M Y, Registrant

By:	/s/ Dwight Witmer
Director, CEO & CFO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: December 9, 2022	By:	/s/ Dwight Witmer
Director CEO & CFO

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